Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints MEL G. BREKHUS, KENNETH R. ALLEN and T. LESLEY VINES, and each of them, with full power of substitution as the undersigned’s attorney or attorney-in-fact, to sign for each of them and in each of their names, as members of the Board of Directors, a Registration Statement on Form S-4, and any and all amendments, filed by TEXAS INDUSTRIES, INC., a Delaware corporation, with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, with full power and authority to do and perform any and all acts and things necessary or appropriate to be done in the premises.

DATED: October 25, 2010

/s/ JOHN D. BAKER, II
JOHN D. BAKER, II
(Director)

/s/ EUGENIO CLARIOND
EUGENIO CLARIOND
(Director)

/s/ SAM COATS
SAM COATS
(Director)

/s/ GARY L. PECHOTA
GARY L. PECHOTA
(Director)

/s/ THOMAS R. RANSDELL
THOMAS RANSDELL
(Director)

/s/ ROBERT D. ROGERS
ROBERT D. ROGERS
(Director)

/s/ RONALD G. STEINHART
RONALD G. STEINHART
(Director)

/s/ DOROTHY C. WEAVER
DOROTHY C. WEAVER
(Director)